                 AGREEMENT AND PLAN OF REORGANIZATION

                               BETWEEN

                    INLAND PACIFIC RESOURCES, INC.

                                 AND

                      CREATIVE ENTERPRISES, INC.

                          TABLE OF CONTENTS

     1.  Plan of Reorganization. . . . . . . . . . . . . . . . . . . 1

     2.  Exchange of Shares. . . . . . . . . . . . . . . . . . . . . 1

     3.  Pre-Closing Events. . . . . . . . . . . . . . . . . . . . . 2

     4.  Exchange of Securities. . . . . . . . . . . . . . . . . . . 2

     5.  Other Events Occurring at Closing . . . . . . . . . . . . . 3

     6.  Delivery of Shares. . . . . . . . . . . . . . . . . . . . . 3

     7.  Representations of CEI Stockholders . . . . . . . . . . . . 3

     8.  Representations of CEI. . . . . . . . . . . . . . . . . . . 4

        9.  Representations of Inland and Jowett . . . . . . . . . . 6

        10.  Closing . . . . . . . . . . . . . . . . . . . . . . . . 9

        11.  Conditions Precedent to the Obligations of CEI. . . . . 9

        12.  Conditions Precedent to the Obligations of Inland . . .11

        13.  Indemnification . . . . . . . . . . . . . . . . . . . .12

        14.  Nature and Survival of Representations. . . . . . . . .12

        15.  Documents at Closing. . . . . . . . . . . . . . . . . .12

        16.  Finder's Fees . . . . . . . . . . . . . . . . . . . . .14

        17.  Miscellaneous . . . . . . . . . . . . . . . . . . . . .14

Signature Page . . . . . . . . . . . . . . . . . . . . . . . . . . .15

Exhibit A - CEI Stockholder Schedule
Exhibit B - Amendment to Articles of Incorporation
Exhibit C - Investment Letter

                                 (i)
                 AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this 18th day of December, 2001, by and among Inland Pacific Resources, Inc., a Nevada corporation (hereinafter "Inland"); Pam Jowett, the sole officer and director of Inland (hereinafter "Jowett"); Creative Enterprises, Inc., a Delaware corporation (hereinafter "CEI"), and the owners of the outstanding shares of common stock of CEI (hereinafter the "CEI Stockholders").

                              RECITALS:

     WHEREAS, the CEI Stockholders own all of the issued and outstanding common stock of CEI (the "CEI Common Stock"). Inland desires to acquire the CEI Common Stock solely in exchange for voting common stock of Inland, making CEI a wholly-owned subsidiary of Inland; and

     WHEREAS, the CEI Stockholders (as set forth on Exhibit "A") desire to acquire voting common stock of Inland in exchange for the CEI Common Stock, as more fully set forth herein.

     NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                              AGREEMENT

     1. PLAN OF REORGANIZATION. It is hereby agreed that the CEI Common Stock shall be acquired by Inland in exchange solely for Inland common voting stock (the "Inland Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of CEI shall be acquired by Inland in exchange solely for Inland common voting stock and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

     2. EXCHANGE OF SHARES. Inland and CEI Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, the CEI Common Stock shall be delivered at Closing to Inland in exchange for the Inland Shares, after giving effect to a 1 for 18.33 reverse stock split (the "Inland Reverse Stock Split") as to 32,659,591 of the presently outstanding shares of Inland common stock, as follows:

     (a) At Closing, Inland shall, subject to the conditions set forth herein, be obligated to issue an aggregate of up to 7,500,000 shares of Inland common stock (after giving effect to the Inland Reverse Stock Split) for delivery to the CEI Stockholders in exchange for 100% of the CEI Common Stock. The 7,500,000 shares does not include any shares reserved for issuance upon exercise of options granted by Inland to optionholders of CEI at Closing in exchange for existing CEI options as set forth on Exhibit "A".

     (b) Each consenting CEI Stockholder shall execute this Agreement or a written consent to the exchange of their CEI Common Stock for Inland Shares.

     (c) Unless otherwise agreed by Inland and CEI this transaction shall close only in the event Inland is able to acquire at least 80% of the outstanding CEI Common Stock; however, it is the intent of the parties to have Inland acquire all of the CEI Common Stock.

     3. PRE-CLOSING EVENTS. The Closing is subject to the completion of the following:

     (a) At or prior to the time of Closing, Inland shall have made provisions for the effectuation of the Inland Reverse Stock Split and shall have 3,650,000 shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding and there shall be no outstanding options, warrants or other rights to purchase or otherwise acquire Inland securities except as otherwise described herein relating to the transactions described herein.

     (b) Inland shall have no, and shall demonstrate to the satisfaction of CEI that it has no, material assets and no liabilities contingent or fixed except the proceeds of the Inland Financing (as defined herein).

     4. EXCHANGE OF SECURITIES. As of the Closing Date each of the following shall occur:

     (a) All shares of CEI Common Stock issued and outstanding on the Closing Date shall be exchanged for the Inland Shares (up to an aggregate amount of 7,500,000 Inland Shares) to be delivered at Closing subject to the conditions set forth below. The exchange ratio shall be one Inland Share for each outstanding CEI share. All such outstanding shares of CEI Common Stock shall be deemed, after Closing, to be owned by Inland. The holders of such certificates previously evidencing shares of CEI Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of CEI Common Stock except as otherwise provided herein or by law;

     (b) With respect to the 7,500,000 shares of the Company's common stock to be issued to the Stockholders of CEI, one-third of such shares (2,500,000) shall be issued at Closing. The CEI Stockholders shall be entitled to an additional one-third of the shares (2,500,000) upon release of audited financial statements showing revenues of at least $7.5 Million for the calendar year 2002, and the balance of 2,500,000 shares upon release of audited financial statements showing at least $15 Million in revenues for the calendar year 2003. In the event the Company achieves at least two-thirds of a given years revenue goal, as set forth above, the CEI Stockholders shall be entitled to a pro-rata amount of the shares to be earned for that calendar year. In the event that at least two-thirds of the revenue goal is not met for the year 2002, it shall carry over to the year 2003. The 2,500,000 shares to be issued at Closing shall be issued to the CEI Stockholders in proportion to their CEI stock ownership set forth on Exhibit "B".

     (c) Any shares of CEI Common Stock held in the treasury of CEI immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

     5. OTHER EVENTS OCCURRING AT CLOSING. At Closing, the following shall be accomplished:

     (a) Inland shall file an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in substantially the form attached hereto as Exhibit "B" effecting an amendment to its Articles of Incorporation to reflect (1) a name change (as selected by CEI), and (2) to put of record the Inland Reverse Stock Split as set forth in the attached Exhibit "B".

     (b) The resignation of the existing Inland sole officer and director and appointment of new officers and directors as specified in this Agreement.

     (c) Inland shall have completed at lease the minimum amount of a private offering to accredited investors under Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission ("SEC"), and/or Section 4(2) under the Securities Act of 1933, as amended, of at least 700,000 shares of its common stock at $.50 per share. The minimum gross proceeds of the Inland Financing shall be at least $350,000 and the total expenses of Inland regarding all transactions contemplated herein including the Inland Financing shall be $40,000, which shall be deducted from the proceeds leaving net proceeds of at least $310,000 available at Closing. The total offering shall be for 1,670,000 shares at $.50 per share with gross proceeds of up to $835,000 (the "Inland Financing"). In the event the maximum offering amount is not received at or prior to Closing, it is expected that the company will continue to pursue the offering after Closing. The obligations of CEI under this Agreement are subject to the completion of the minimum amount of the Inland Financing, in accordance with all applicable federal and state securities laws. At Closing, the net proceeds of the Inland Financing as described above shall be delivered to the control of the new management of Inland nominated by the CEI Stockholders, in good and immediately available funds.

     (d) As of the Closing, Inland shall adopt a 2001 Stock Option Program (including incentive stock options) in such amount, at such exercise price and pursuant to such a vesting schedule as reasonably determined by CEI.

     6. DELIVERY OF SHARES. On or as soon as practicable after the Closing Date, CEI will use its best efforts to cause the CEI Stockholders to surrender certificates for cancellation representing their shares of CEI Common Stock, against delivery of certificates representing the Inland Shares for which the shares of CEI Common Stock are to be exchanged at Closing.

      7. REPRESENTATIONS OF CEI STOCKHOLDERS. Each CEI Stockholder hereby represents and warrants each only as to its own CEI Common Stock, effective this date and the Closing Date as follows:

     (a) Except as may be set forth in Exhibit "A", the CEI Common Stock is free from claims, liens, or other encumbrances, and at the Closing Date said CEI Stockholder will have good title and the unqualified right to transfer and dispose of such CEI Common Stock.

     (b) Said CEI Stockholder is the sole owner of the issued and outstanding CEI Common Stock as set forth in Exhibit "A";

     (c) Said CEI Stockholder has no present specific intent to sell or dispose of the Inland Shares and is not under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the Inland Shares.

     (d) The CEI Stockholders have reviewed the business description and other disclosures regarding CEI and its wholly-owned subsidiary, Creative Partners International, LLC, and themselves in the Private Placement Memorandum of Inland dated December 18, 2001, and hereby represent that said information is true and complete in all material respects.

     8. REPRESENTATIONS OF CEI. CEI hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing Date:

     (a) Except as noted on Exhibit "A", the CEI Stockholders listed on the attached Exhibit "A" are the sole record and beneficial owners of the issued and outstanding common stock of CEI, prior to the private placement discussed in paragraph 5(c).

     (b) CEI has no outstanding or authorized capital stock, warrants, options or convertible securities other than as described in the CEI Financial Statements or on Exhibit "A", attached hereto.

     (c) The unaudited financial statements as of and for the periods ended November 30, 2001, which have been delivered to Inland (hereinafter referred to as the "CEI Financial Statements") fairly present the financial condition of CEI as of the dates thereof and the results of its operations for the periods covered. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the CEI Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business and expenses incurred in connection with the transactions contemplated by this Agreement; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of CEI as reflected in the CEI Financial Statements. CEI has good title to all assets shown on the CEI Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The CEI Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto).

     (d) Since the date of the CEI Financial Statements, there have not been any material adverse changes in the financial position of CEI except changes arising in the ordinary course of business, or from the incurrence of expenses in connection with the transactions contemplated by this Agreement. which changes will in no event materially and adversely affect the financial position of CEI assuming Closing occurs.

     (e) CEI is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the CEI Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against CEI.

     (f) CEI is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on CEI.

     (g) CEI has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

     (h) CEI has not materially breached any material agreement to which it is a party. CEI has previously given Inland copies or access thereto of all material contracts, commitments and/or agreements to which CEI is a party including all relationships or dealings with related parties or affiliates.

     (i) CEI has no subsidiary corporations except Creative Partners International, LLC.

     (j) CEI has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of Inland prior to the Closing Date, during reasonable business hours and on reasonable notice.

     (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which CEI is a party and has been duly authorized by all appropriate and necessary corporate action under Delaware or other applicable law and CEI, to the extent required, has obtained all necessary approvals or consents required by any agreement to which CEI is a party.

     (l) All disclosure information provided by CEI for the purpose of being set forth in disclosure documents of Inland or otherwise delivered to Inland by CEI for use in connection with the transaction (the "Acquisition") described herein is true, complete as to the items described) and accurate in all material respects.

     9. REPRESENTATIONS OF INLAND AND JOWETT. Inland, and Jowett to the best of her knowledge, hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

     (a) As of the Closing Date, the Inland Shares, to be issued and delivered to the CEI Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of Inland common stock, fully-paid and nonassessable. Inland shall have completed its reverse stock split wherein each holder of Inland Shares shall have received one share of the Inland common stock for each 18.33 Inland share of common stock previously held. The total number of Inland shares of common stock outstanding as of the Closing Date shall be 3,650,000 prior to the completion of the acquisition of CEI. As of the Closing Date, Inland will have no outstanding or authorized securities, warrants, options, other rights to purchase or otherwise acquire capital stock or securities of the Company, preemptive rights, rights of first refusal, registration rights or related commitments of any nature other than 2,000,000 shares of common stock, par value $.001 per share. Jowett hereby agrees to surrender for cancellation sufficient shares as required to round up all fractional shares so that Inland has 2,000,000 shares outstanding after giving effect to the Inland Reverse Split as to the 32,659,591 shares outstanding but not including the 1,650,000 shares recently issued on a post-split basis.

     (b) Inland has the corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including the board of directors and shareholders of Inland. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Inland is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Inland or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of Inland.

     (c) Inland has delivered to CEI a true and complete copy of its audited financial statements for the years ended December 31, 1998, 1999 and 2000, (the "Inland Financial Statements"). The Inland Financial Statements are complete, accurate and fairly present the financial condition of Inland as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The Inland Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Inland as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. Immediately following the Closing, Inland's present management will cause all of Inland's financial records,including state and federal tax returns, to be delivered to new management nominated by the CEI stockholders.

     (d) Since December 31, 2000, there have not been any material adverse changes in the financial condition of Inland except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement and the disposition of Inland's remaining assets and the payment of all liabilities. Prior to Closing, all accounts payable and other liabilities of Inland shall be paid and satisfied in full and Inland shall, at Closing, have no obligations, debts, claims or liabilities of any nature either contingent or fixed (including without limitation, any tax liabilities not yet due, except for Nevada franchise taxes, if any).

     (e) Inland is not a party to or the subject of any pending litigation, claims, decrees, orders, stipulations or governmental investigation or proceeding not reflected in the Inland Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, threatened or contemplated against or affecting Inland, its management or its properties.

     (f) Inland is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

     (g) Inland has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on Inland, and has paid or made adequate provision in the Inland Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Inland is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

     (h) There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of Inland, except as contemplated in this Agreement.

     (i) The corporate financial records, minute books, and other documents and records of Inland have been made available to CEI prior to the Closing and shall be delivered to new management of Inland at Closing.

     (j) Inland has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that Inland has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which Inland is subject. Inland hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to CEI all relationships or dealings with related parties or affiliates.

     (k) Inland common stock is currently approved for quotation on the Electronic Pink Sheets under the symbol "ILPC" and there are no stop orders in effect with respect thereto. Inland has provided CEI with copies of all correspondence between Inland and NASDAQ and Inland and NASD. Inland has not been informed, and has no reason to believe, that its common stock will be delisted by the NASD.

     (l) All information regarding Inland which has been provided to CEI or otherwise disclosed in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. Inland has provided to CEI all material information regarding Inland. Inland and Jowett specifically disclaim any responsibility regarding disclosures as to CEI, its business or its financial condition.

     (m) As of Closing the outstanding capitalization of Inland shall consist of 3,650,000 shares of common stock giving effect to the Inland Reverse Split, but prior to the issuance of up to 1,670,000 shares in the Inland Financing and the commitment to issue up to 7,500,000 shares to the CEI Stockholders pursuant to the terms of this Agreement, but not including any options under the 2001 Stock Option Plan to be adopted at Closing.

     (n) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Inland, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the transaction with any governmental entity, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Inland is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of Inland or the funds being delivered in connection herewith, or (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of Inland.

     (o) Inland has, and at the Closing Date Inland shall have, disclosed to CEI all events, conditions and facts materially affecting the business, finances and legal status of Inland.

     (p) The corporate financial records, minute books, and other records of Inland are to be available to CEI prior to the Closing Date and will be turned over to newly appointed management of Inland, in their entirety, at Closing.

     (q) Inland's stock is currently authorized for quotation on the Electronic Pink Sheets. There are no existing or threatened liabilities, claims, lawsuits, nor to Inland's best knowledge, is there any basis for the same, with respect to Inland's original stock issuance to its founders, its subsequent securities offerings, solicitation of proxies in connection with any stockholders' meeting, other dealings with its stockholders, the public trading of Inland's securities, activities of brokers in connection with Inland's securities, whether on behalf of the Securities and Exchange Commission, state agencies or other persons. This includes matters relating to state or federal securities laws as well as general common law or state corporation law principles.

     (r) This Agreement is enforceable against Inland in accordance with its terms.

     10. CLOSING. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to take place as soon as practicable after the receipt of at least $350,000 in the Inland Financing pursuant to the private sale of shares of common stock but no later than January 31, 2002, unless extended by mutual consent of all parties hereto. The "Closing Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met and the Inland Shares are issued in exchange for the CEI Common Stock. Absent further mutual agreement, no party shall have any further obligations under this Agreement if all conditions precedent to its obligations are not fulfilled by January 31, 2002.

     11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CEI. All obligations of CEI under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

     (a) The representations and warranties by or on behalf of Jowett and Inland contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

     (b) Inland shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

     (c) On or before the Closing, the board of directors, and shareholders representing a majority interest the outstanding common stock of Inland, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

     (d) On or before the Closing Date, Inland shall have delivered to CEI certified copies of resolutions of the board of directors and shareholders of Inland approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Inland to comply with the terms of this Agreement including the election of CEI's nominees to the Board of Directors of Inland and all matters outlined herein.

     (e) The Acquisition shall be permitted by applicable law and Inland shall have sufficient shares of its capital stock authorized to complete the Acquisition.

     (f) At Closing, the existing sole officer and director of Inland shall have resigned in writing from all positions as director and officer of Inland effective upon the election and appointment of the CEI nominees.

     (g) At the Closing, all instruments and documents delivered to CEI and CEI Stockholders, and all actions taken by Inland, pursuant to the provisions hereof, and all matters relating to compliance with applicable securities laws, shall be reasonably satisfactory to legal counsel for CEI.

     (h) The shares of restricted Inland capital stock to be issued to CEI Stockholders and in the Inland Financing at Closing will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

     (i) CEI and CEI Stockholders shall have received the advice of their tax advisor, if deemed necessary by them, as to all tax aspects of the Acquisition.

     (j) CEI shall have received all necessary and required approvals and consents from required parties and its shareholders.

     (k) Inland shall have completed at least $350,000 of the Inland Financing in compliance with all applicable laws.

     (l) At the Closing, Inland shall have delivered to CEI an opinion of its counsel dated as of the Closing to the effect that:

          (i) Inland is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (ii) This Agreement has been duly authorized, executed and delivered by Inland and is a valid and binding obligation of Inland enforceable in accordance with its terms;

          (iii) Inland through its board of directors and stockholders has taken all corporate action necessary for performance under this Agreement, including, without limitation, authorization and effectuation of the reverse stock split and the amendment of its Articles of Incorporation.

          (iv) The documents executed and delivered by Inland to CEI and CEI Stockholders hereunder are valid duly executed and delivered, and binding in accordance with their terms and vest in CEI Stockholders, as the case may be, all right, title and interest in and to the Inland Shares to be issued pursuant to the terms hereof, and the Inland Shares when issued will be duly and validly issued, fully-paid and nonassessable;

          (v) Inland has the corporate power to execute, deliver and perform under this Agreement;

          (vi) The execution, delivery and performance of this Agreement and the, consummation of the transactions contemplated hereby will not
     (a) to the best of such counsel's knowledge, constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Inland, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the transaction with any governmental entity, (c) to the best of such counsel's knowledge result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Inland is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of Inland or the funds being delivered in connection herewith, or (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of Inland

          (vii) Legal counsel for Inland is not aware of any liabilities, claims or lawsuits involving Inland; and

     12. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF INLAND. All obligations of Inland under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) The representations and warranties by CEI and CEI Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

     (b) CEI shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

     (c) CEI shall deliver on behalf of the CEI Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "C", acknowledging that the Inland Shares are being acquired for investment purposes.

     (d) CEI shall deliver an opinion of its legal counsel to the effect that:

          (i) CEI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on CEI;

          (ii) This Agreement has been duly authorized, executed and delivered by CEI.

          (iii) The documents executed and delivered by CEI and CEI Stockholders to Inland hereunder are valid and binding in accordance with their terms and vest in Inland all right, title and interest in and to the CEI Common Stock, which stock is duly and validly issued, fully-paid and nonassessable.

     13. INDEMNIFICATION. For a period of one year from the Closing, Inland and Jowett agree to jointly and severally indemnify and hold harmless CEI and the CEI Stockholders, and CEI agrees to indemnify and hold harmless Inland and Jowett, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

     To the extent there is a material breach in this Agreement pursuant to which CEI is entitled to indemnification, CEI shall be entitled to cause Inland management to issue to the CEI Stockholders additional shares of Inland common stock based on its fair market value at the time in an amount equal to any claim or liability which may arise, all in addition to any other remedies which may be available.

     14. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     15. DOCUMENTS AT CLOSING. At the Closing, the following documents shall be delivered:

     (a) CEI will deliver, or will cause to be delivered, to Inland the following:

          (i) a certificate executed by the President and Secretary of CEI to the effect that all representations and warranties made by CEI under this Agreement are true and correct as of the Closing, the same as though originally given to Inland on said date;

          (ii) a certificate from the jurisdiction of incorporation of CEI dated at or about the Closing to the effect that CEI is in good standing under the laws of said jurisdiction;

          (iii) Investment Letters in the form attached hereto as Exhibit "C" executed by each CEI Stockholder;

          (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

          (v) certified copies of resolutions adopted by the shareholders and directors of CEI authorizing this transaction; and

          (vi) all other items, the delivery of which is a condition precedent to the obligations of Inland as set forth herein.

          (vii)  the legal opinion required by Section 12(d) hereof.

     (b)  Inland will deliver or cause to be delivered to CEI:

          (i) stock certificates representing the Inland Shares to be issued as a part of the stock exchange as described herein;

          (ii) a certificate of the President of Inland, to the effect that all representations and warranties of Inland made under this Agreement are true and correct as of the Closing, the same as though originally given to CEI on said date;

          (iii) certified copies of resolutions adopted by Inland's board of directors and Inland's Stockholders authorizing the Acquisition and all related matters described herein;

          (iv) certificate from the jurisdiction of incorporation of Inland dated at or about the Closing Date that Inland is in good standing under the laws of said state;

          (v) opinion of Inland's counsel as described in Section 11(l) above;

          (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

          (vii)  resignation of the existing officer and director of Inland;

          (viii)  all corporate and financial records of Inland; and

          (ix) all other items, the delivery of which is a condition precedent to the obligations of CEI, as set forth in Section 12 hereof, including net cash proceeds of the Inland Financing.

     16. FINDER'S FEES. Inland, represents and warrants to CEI, and CEI represents and warrants to Inland that neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby other than the arrangements described in Section 5(d) hereof, which do not include any finders fees. In this regard, Inland, on the one hand, and CEI on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability other than as disclosed herein.

     17.  MISCELLANEOUS.

     (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     (c) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

     (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

     (e) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

     (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     (i) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     (j) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                    INLAND PACIFIC RESOURCES, INC.


                    By:      /s/Pam Jowett
                                   Pam Jowett, President

                             /s/Pam Jowett
                                   Pam Jowett, individually

                    CREATIVE ENTERPRISES, INC.


                    By:      /s/Robert P. Aliano
                                        Robert P. Aliano, President

                    STOCKHOLDERS OF CREATIVE ENTERPRISES, INC.

                             /s/Robert P. Aliano
                                   Robert P. Aliano

                             /s/Michael Salaman
                                   Michael Salaman




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